Exhibit 99.3

ELDORADO RESORTS, INC.
100 WEST LIBERTY ST, SUITE 1150
RENO, NV 89501

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 through 4.

		For	Against	Abstain
1	APPROVAL OF THE ISSUANCE OF ELDORADO RESORTS, INC. COMMON STOCK IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT (THE "SHARE ISSUANCE").	☐	☐	☐
2	APPROVAL, SUBJECT TO AND PROMPTLY FOLLOWING THE CONSUMMATION OF THE MERGER, OF THE REINCORPORATION OF ELDORADO RESORTS, INC. FROM NEVADA TO DELAWARE (THE "DELAWARE CONVERSION").	☐	☐	☐
3	APPROVAL OF THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF ELDORADO RESORTS, INC., TO BE EFFECTIVE UPON CONSUMMATION OF THE MERGER IF (AND ONLY IF) THE DELAWARE CONVERSION IS NOT APPROVED.	☐	☐	☐
4	APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING IF APPROPRIATE TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE THE SHARE ISSUANCE.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000430138_1 R1.0.1.18

0000430138_2 R1.0.1.18                Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting, Joint Proxy Statement/                Prospectus and Form of Proxy Card are available at www.proxyvote.com                ELDORADO RESORTS, INC.                Special Meeting of Stockholders                November 15, 2019 9:00 AM Pacific Time                This proxy is solicited by the Board of Directors                The stockholder(s) hereby appoint(s) Thomas R. Reeg, Anthony L. Carano and Edmund L. Quatmann, Jr., or each of them, as proxies, each with the power to                appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock                of ELDORADO RESORTS, INC. that the stockholder(s)is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, Pacific Time on                November 15, 2019 at the Eldorado Resort Casino, 345 N. Virginia St. Reno, Nevada 89501, and at any and all adjournments, postponements, continuations or                rescheduling thereof (the “Special Meeting”), with all the powers the stockholder(s) would possess if personally present at the Special Meeting, as directed on this                ballot.                This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals                1, 2, 3 and 4 and in the discretion of the proxies with respect to such other matters as may properly come before the Special Meeting.                Continued and to be signed on reverse side                Bring this t icket (or other proof of ownership) and valid photo identification in order to                be admitted to t he Special Meeting. Cameras and electronic recording devises are not                permitted at the Special Meeting.                ADMISSION TICKET                ELDORADO RESORTS, INC.                SPECIAL MEETING OF STOCKHOLDERS                November 15, 2019 at 9:00AM Pacific Time                Eldorado Resorts Casino                345 N. Virginia St reet                Reno, Nevada 89501